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FOR IMMEDIATE RELEASE


          eROOMSYSTEM TECHNOLOGIES, INC. RECEIVES $1,416,000 IN PRIVATE
                            PLACEMENT OF SECURITIES

LAS VEGAS - (BUSINESS WIRE) - March 8, 2002 - eRoomSystem Technologies, Inc. (Nasdaq:ERMS - news), a leading supplier of in-room technologies for the lodging industry, today announced the completion of a fully subscribed private placement of common stock resulting in gross proceeds of $1,416,000.

Each member of the board of directors of eRoomSystem participated in the private placement and collectively invested the sum of $380,000.

eRoomSystem intends to use the proceeds to fund the manufacture of equipment to be placed on a revenue share and sale basis and for general working capital purposes.

ABOUT EROOMSYSTEM TECHNOLOGIES, INC.

eRoomSystem Technologies, Inc. is a full service in-room provider for the lodging and travel industry. Its intelligent in-room computer platform and communications network supports eRoomSystem's line of fully-automated and interactive refreshment centers, room safes and other proposed applications. Such applications include, or will include, in-room energy management systems, information management services, credit card/smart card capability for direct billing, network access solutions, remote engineering and maintenance services, and in-room cash advance. eRoomSystem's products are installed in major hotel chains both domestically and internationally. eRoomSystem is a publicly traded company listed on the NASDAQ SmallCap Market. You can visit eRoomSystem Technologies, Inc. on the worldwide web at www.eroomsystem.com.

Certain statements in this press release with respect to future expectations and plans may be regarded as "forward looking statements" within the meaning of
Section 27A of Securities Act of 1933, Section 21E of Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, statements with respect to future earnings, and all other forward-looking statements involve risks and uncertainties and are subject to change at any time.

PRESS/INVESTOR CONTACT:
GREGORY L. HRNCIR
PHONE: (435) 688-3603
FAX: (435) 628-8611
E-mail: gc@eroomsystem.com